EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-80450 and 333-91863) and Forms S-3 (File Nos. 033-99736-01, 333-03526-01, 333-39365-01 and 333-61394-01) of Tanger Properties
Limited Partnership of our reports dated March 5, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 10, 2004